                                                                                                                      Exhibit (e)(4)

                                                                                                          [AG PLATINUM CHOICE VUL 2]
                                                                                        INDIVIDUAL VARIABLE UNIVERSAL LIFE INSURANCE
[LOGO OF AIG(R)]                                                                                            SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
[A member of American International Group, Inc. (AIG)]
Home Office: Houston, Texas
------------------------------------------------------------------------------------------------------------------------------------
(This supplement must accompany the appropriate application for life insurance.)
This supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

____________________________________________________________________________    ____________________________________________________
Name of Primary Proposed Insured                                                Policy number, if known

IF YOU ARE NOT MAKING A SELECTION IN SECTIONS 1, 2, OR 3, PLEASE PROCEED TO SECTION 4 TO MAKE YOUR INITIAL PREMIUM ALLOCATIONS.

SECTION 1. LAPSE PROTECTION BENEFIT RIDER (LPB RIDER; ALSO REFERRED TO AS THE GUARANTEED MINIMUM DEATH BENEFIT RIDER)

If you select the LPB Rider, the following requirements apply:
   . Automatic Rebalancing is the only available allocation method.
   . Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in
     Section 4 on a Quarterly frequency.
   . THE [AGL DECLARED FIXED INTEREST ACCOUNT]IS NOT AVAILABLE FOR REBALANCING.
  [. The following investment requirements apply:]
        [. A minimum of [25%] of the total accumulation value, less policy loans, must be allocated to the [VALIC Company l Dynamic
           Allocation Fund.]]
        [. No more than [30%] of the total accumulation value, less policy loans, may be allocated to certain Investment Options deemed "restricted" (noted with * in Section 4).]
You MUST provide instructions on how to rebalance your funds in the "DCA ($) OR Rebalancing Allocation (%)" column in Section 4. You
MUST use the SAME variable Investment Options selected in Section 4 for your initial Premium Allocation, but the allocation percentages can differ from your initial Premium Allocation percentages.
If the LPB Rider is terminated, the above requirements will no longer be in effect. More information on the LPB Rider and
"restricted funds" can be found in the Consumer Guide and Sales Illustration as well as the prospectus.
IF YOU SELECT THE LPB RIDER, SECTIONS 2 AND 3 BELOW ARE NOT APPLICABLE; PROCEED TO SECTION 4 TO MAKE YOUR INITIAL PREMIUM
ALLOCATIONS.

SECTION 2. AUTOMATIC REBALANCING (REBALANCING)

[_] PLEASE CHECK THE BOX TO SELECT REBALANCING. NOT AVAILABLE IF DCA IS CHOSEN.
    . THE [AGL DECLARED FIXED INTEREST ACCOUNT]IS NOT AVAILABLE FOR REBALANCING.
    . A [$5,000] MINIMUM BEGINNING ACCUMULATION VALUE IS REQUIRED.
    . Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in
      Section 4.
You MUST provide instructions on how to rebalance your funds in the "DCA ($) OR Rebalancing Allocation (%)" column in Section 4. You
MUST use the SAME variable Investment Options selected in Section 4 for your initial Premium Allocation, but the allocation percentages can differ from your initial Premium Allocation percentages.
INDICATE REBALANCING FREQUENCY:  [_] Quarterly  [_] Semiannually  [_] Annually

SECTION 3. DOLLAR COST AVERAGING (DCA)

[_] PLEASE CHECK THE BOX TO SELECT DCA. NOT AVAILABLE IF REBALANCING OR LPB RIDER IS CHOSEN.
    . THE [AGL DECLARED FIXED INTEREST ACCOUNT]IS NOT AVAILABLE FOR DCA.
    . A [$5,000] MINIMUM BEGINNING ACCUMULATION VALUE IS REQUIRED.
An amount can be systematically transferred from ANY ONE INVESTMENT OPTION and directed to one or more of the Investment Options listed in Section 4. You may maintain only one DCA instruction with us at a time.
DAY OF THE MONTH FOR DCA TRANSFERS:____________________ (CHOOSE A DAY OF THE MONTH BETWEEN 1-28)
INDICATE DCA FREQUENCY:  [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually
DCA TRANSFERS TO BE MADE FROM THE FOLLOWING INVESTMENT OPTION (INCLUDE FUND NO.): __________________________________________________
AMOUNT TO BE TRANSFERRED $_________________________
   . DCA transfers must be selected in Section 4 IN WHOLE DOLLARS ONLY.
   . $100 MINIMUM REQUIRED FOR EACH TRANSFER FROM THE INVESTMENT OPTION SELECTED ABOVE (THE DOLLAR AMOUNTS YOU DIRECT TO ONE OR MORE
     OF THE INVESTMENT OPTIONS IN SECTION 4 MUST BE IN WHOLE DOLLARS AND MUST EQUAL THE AMOUNT TO BE TRANSFERRED.)
Please refer to the Consumer Guide, Sales Illustration and prospectus for more information.

ICC17-107631                                                  Page 1 of 4                             [BAR CODE]

SECTION 4. PREMIUM ALLOCATIONS

In the "Premium Allocation %" column, indicate how your premium is to be allocated among the Investment Options. In the "DCA ($) OR
Rebalancing Allocation (%)" column, indicate premium allocations for DCA or Rebalancing. If you selected DCA or Rebalancing in
Section 1, 2 or 3 above and you do not indicate your DCA or Rebalancing Investment Option selections, we will use the percentages for your initial Premium Allocation (the [AGL Declared Fixed Interest Account]is not available for DCA and Rebalancing).
   . Total allocations for both the initial Premium Allocation and Rebalancing  Allocation MUST EQUAL 100%. Use WHOLE PERCENTAGES
     ONLY.
   . DCA transfers must be selected IN WHOLE DOLLARS ONLY; $100 MINIMUM REQUIRED FOR EACH TRANSFER FROM THE INVESTMENT OPTION
     SELECTED IN SECTION 3 (THE DOLLAR AMOUNTS YOU DIRECT TO ONE OR MORE OF THE INVESTMENT OPTIONS IN THIS SECTION 4 MUST BE IN
     WHOLE DOLLARS AND MUST EQUAL THE AMOUNT TO BE TRANSFERRED.)
For more complete information about a specific Investment Option, including charges and expenses, please read the prospectus for that Investment Option carefully.

                                                           DCA ($)                                                        DCA ($)
          INVESTMENT OPTIONS                   PREMIUM       OR              INVESTMENT OPTIONS               PREMIUM       OR
         (INCLUDING FUND NO.)                 ALLOCATION REBALANCING        (INCLUDING FUND NO.)             ALLOCATION REBALANCING
                                                  (%)    ALLOCATION                                             (%)     ALLOCATION
                                                             (%)                                                            (%)
                                                           Use this                                                       Use this
                                                          column if                                                      column if
                                                           you have                                                       you have
                                                          chosen an                                                      chosen an
                                                         option from                                                    option from
                                                         Section 1, 2                                                   Section 1, 2
                                                           or 3 on                                                        or 3 on
                                                           previous                                                       previous
                                                             page                                                           page

[AGL DECLARED FIXED INTEREST ACCOUNT (301)/1/  ________        N/A    MFS(R) VARIABLE INSURANCE TRUST
THE ALGER PORTFOLIOS                                                  New Discovery* (722)                    ________    ________
Capital Appreciation (702)                     ________    ________   Research (723)                          ________    ________
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                         NEUBERGER BERMAN ADVISERS MANAGEMENT
American Century VP Value (704)                ________    ________   Mid Cap Growth (725)                    ________    ________
AMERICAN FUNDS INSURANCE SERIES(R)                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
Asset Allocation(SM) (681)                     ________    ________   Global Fund/VA* (727)                   ________    ________
Global Growth(SM)* (682)                       ________    ________   PIMCO VARIABLE INSURANCE TRUST
Growth(SM) (683)                               ________    ________   CommodityRealReturn(R) Strategy* (728)  ________    ________
Growth-Income(SM) (684)                        ________    ________   Global Bond (732)                       ________    ________
High-Income Bond(SM) (685)                     ________    ________   Real Return (729)                       ________    ________
International(SM)* (686)                       ________    ________   Short-Term (730)                        ________    ________
ANCHOR SERIES TRUST                            ________    ________   Total Return (731)                      ________    ________
Capital Appreciation (687)                     ________    ________   SEASONS SERIES TRUST
Government and Quality Bond (688)              ________    ________   Mid Cap Value (690)                     ________    ________
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                               SUNAMERICA SERIES TRUST
Contrafund(R) (708)                            ________    ________   Balanced (737)                          ________    ________
Equity-Income (709)                            ________    ________   VALIC COMPANY I
Government Money Market (689)                  ________    ________   Dynamic Allocation (696)/2/             ________    ________
Growth (713)                                   ________    ________   Emerging Economies* (691)               ________    ________
Mid Cap (714)                                  ________    ________   Foreign Value* (692)                    ________    ________
FRANKLIN TEMPLETON VARIABLE INSURANCE                                 International Equities Index* (738)     ________    ________
PRODUCTS                                                              Mid Cap Index (739)                     ________    ________
Franklin Mutual Shares VIP - Class 2 (716)     ________    ________   Nasdaq-100(R) Index (741)               ________    ________
Franklin Small Cap Value VIP - Class 2* (715)  ________    ________   Science & Technology* (742)             ________    ________
INVESCO VARIABLE INSURANCE FUNDS                                      Small Cap Index* (743)                  ________    ________
Global Real Estate* (701)                      ________    ________   Stock Index (744)                       ________    ________
Growth and Income (745)                        ________    ________   VALIC COMPANY II
International Growth* (700)                    ________    ________   Mid Cap Value (693)                     ________    ________
JANUS ASPEN SERIES                                                    Socially Responsible (694)              ________    ________
Enterprise (719)                               ________    ________   Strategic Bond (695)                    ________    ________
Forty (717)                                    ________    ________
JPMORGAN INSURANCE TRUST                                              OTHER: ___________________________      ________    ________
Core Bond (925)                                ________    ________                                             100%        100%

* No more than [30%] of the total accumulation value, less policy loans, may be allocated to these funds if the LPB Rider is selected.
/1/ Transfers out of the[AGL Declared Fixed Interest Account]may be subject to limitations. Refer to the Prospectus for more information.
/2/ A minimum of[25%]of the total accumulation value, less policy loans MUST be allocated to this fund if the LPB Rider is
selected.                                                                                                                          ]

ICC17-107631                                                  Page 2 of 4                             [BAR CODE]

SECTION 5. ALLOCATION OF MONTHLY CHARGES

Unless you specify otherwise in this Section 5, the policy's monthly charges will be deducted from the Investment Options you select in Section 4 in the same proportion as your initial Premium Allocation percentages.
   . If you choose to make changes, total allocation percentages MUST EQUAL 100%.
   . Use WHOLE PERCENTAGES ONLY.

                                           DEDUCTION                                              DEDUCTION
           INVESTMENT OPTIONS              ALLOCATION             INVESTMENT OPTIONS              ALLOCATION
          (INCLUDING FUND NO.)                (%)                (INCLUDING FUND NO.)                (%)
_________________________________________  __________  _________________________________________  __________
_________________________________________  __________  _________________________________________  __________
_________________________________________  __________  _________________________________________  __________


SECTION 6. AUTHORIZATION FOR TRANSACTIONS

PLEASE CHECK ONE OF THE FOLLOWING BOXES. IF NO SELECTION IS MADE, NO AUTHORIZATION WILL BE ASSUMED.
[_] I (or we, if Joint Owners), DO NOT authorize AGL to act on telephone instructions or eService instructions.
[_] I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or eService instructions, if elected, to transfer values among the variable Investment Options and the[AGL Declared Fixed Interest Account]and to change allocations for future premium payments and monthly deductions given by:
    [_] Policy Owner(s) -- if Joint Owners, either of us acting independently.
        OR
    [_] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.
AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based on telephone instructions and eService instructions received and acted on in good faith, including losses due to telephone instructions or
eService communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or eService instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SECTION 7. SUITABILITY

ALL QUESTIONS MUST BE ANSWERED.
1. HAVE YOU, THE PROPOSED INSURED OR OWNER (IF DIFFERENT) RECEIVED THE VARIABLE UNIVERSAL LIFE
   INSURANCE POLICY PROSPECTUS AND INFORMATION DESCRIBING THE INVESTMENT OPTIONS?                                   [_] Yes   [_] No
2. DO YOU UNDERSTAND AND ACKNOWLEDGE:
   A. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS WHICH MEANS THAT
      YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND THE UNDERLYING
      INVESTMENT OPTIONS?                                                                                           [_] Yes   [_] No
   B. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE UNDERLYING INVESTMENT OPTIONS
      MAY VARY?                                                                                                     [_] Yes   [_] No
   C. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE ARE NOT GUARANTEED BY AGL, ANY OTHER
      INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT?                                               [_] Yes   [_] No
   D. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE ARE NOT FEDERALLY INSURED BY THE FDIC,
      THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE?                                              [_] Yes   [_] No
   E. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE[AGL DECLARED FIXED
      INTEREST ACCOUNT]?                                                                                            [_] Yes   [_] No
   F. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE ACCUMULATION OF
      VALUES IN THE UNDERLYING INVESTMENT OPTIONS?                                                                  [_] Yes   [_] No
   G. THAT THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE
      INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                                                [_] Yes   [_] No
   H. THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
      SEPARATE ACCOUNT, THE[AGL DECLARED FIXED INTEREST ACCOUNT]ACCUMULATION, AND CERTAIN EXPENSE
      DEDUCTIONS?                                                                                                   [_] Yes   [_] No
3. DO YOU BELIEVE THE POLICY YOU SELECTED MEETS YOUR INSURANCE AND INVESTMENT OBJECTIVES AND YOUR
   ANTICIPATED FINANCIAL NEEDS?                                                                                     [_] Yes   [_] No

ICC17-107631                                                  Page 3 of 4                             [BAR CODE]

SECTION 8. SIGNATURES

SIGNATURES

REGISTERED REPRESENTATIVE'S SIGNATURE                                 OWNER'S SIGNATURE (If different from Primary Proposed Insured)
----------------------------------------------------------------      --------------------------------------------------------------

X                                                                     X
----------------------------------------------------------------      --------------------------------------------------------------
REGISTERED REPRESENTATIVE SIGNED ON (date)______________________      OWNER SIGNED ON (date)________________________________________
REGISTERED REPRESENTATIVE'S NAME (print)________________________
________________________________________________________________


PRIMARY PROPOSED INSURED'S SIGNATURE                                  JOINT OWNER'S SIGNATURE (If applicable)
----------------------------------------------------------------      --------------------------------------------------------------

X                                                                     X
----------------------------------------------------------------      --------------------------------------------------------------
PRIMARY PROPOSED INSURED SIGNED ON (date) ______________________      JOINT OWNER SIGNED ON (date) _________________________________

SECTION 9. ELECTRONIC DELIVERY CONSENT

American General Life Insurance Company ("AGL") is able to provide policy and Investment Option prospectuses, supplements, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.
This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail:
   . Policy prospectuses and supplements
   . Investment Option prospectuses and supplements
   . Annual and semi-annual Investment Option reports
This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at
American General Life Insurance Company,[P.O. Box 305600, Nashville, TN 37230-5600, Attn: VUL Administration]. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.
In order to participate in this delivery method, you must have access to the following:
   . Browser software, such as Microsoft Internet Explorer, or equivalent
   . Communication access to the Internet
Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.
We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.
Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.
By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment. I consent to receive electronic delivery of the documents specified above.

_________________                       ____________________________________________________________________________________________
Initials of Owner                       Please provide your e-mail address (Please print legibly)

ICC17-107631                                                  Page 4 of 4                             [BAR CODE]